UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________________________________________________________________
FORM 8-K
____________________________________________________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
November 1, 2017
____________________________________________________________________________
A10 NETWORKS, INC.
(Exact name of registrant as specified in its charter)
____________________________________________________________________________

Delaware	001-36343	20-1446869
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

3 West Plumeria Drive
San Jose, CA 95134
(Address of principal executive offices, including zip code)
(408) 325-8668
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.02.     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

As disclosed in the Form 8-K filed on September 28, 2017 by A10 Networks, Inc. (the “Company”), the Company previously announced the departure of Ray Smets, Executive Vice President of Worldwide Sales, which was expected to become effective in the fourth quarter of 2017. Mr. Smets’ departure is not the result of any material disagreement with the Company regarding its operations, policies or practices.

In connection with Mr. Smets’ departure, the Company and Mr. Smets entered into a transition agreement and release on November 1, 2017 that confirmed the terms of Mr. Smets’ transition of employment with the Company (the “Transition Agreement”). Mr. Smets’ last day of employment at A10 was October 31, 2017. The Transition Agreement became effective on November 8, 2017.

The Transition Agreement amended that certain Change in Control and Severance Agreement by and between Mr. Smets and the Company dated December 1, 2013, the form of which was previously filed with the SEC on March 10, 2014, as Exhibit 10.25 to Amendment No. 1 to Form S-1 (the “Change in Control and Severance Agreement”) to provide that Mr. Smets will receive continued payments of his salary for nine months, and Company-paid premiums for himself and any of his eligible dependents to continue health coverage under the Company’s group health plans (“COBRA premiums”) for a period of up to nine months, following the termination of his employment. In addition, the Transition Agreement provides for three additional months (for a total of twelve months) of Company-paid COBRA premiums and an extension of the post-termination exercisability period with respect to any of Mr. Smets’ outstanding, vested options to purchase shares of Company common stock to a period of 360 days following the date of termination of his employment. Further, the Transition Agreement provides for the payment to Mr. Smets of $30,000 in two, equal installments on the 30th day of each of November and December 2017, in part in exchange for Mr. Smets providing certain transitional assistance in connection with the termination of his service. Pursuant to the terms of the Transition Agreement, Mr. Smets also agreed to a release of claims in favor of the Company and affirmed his obligations regarding Company confidential information, as well as certain nondisparagement and nonsolicitation obligations

The foregoing summary of the Transition Agreement does not purport to be complete and is qualified in its entirety by the full text of the Transition Agreement, a copy of which will be filed with the Company’s Annual Report on Form 10-K for the fiscal year ending December 31, 2017.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

A10 NETWORKS, INC.
By: /s/ Tom Constantino
Tom Constantino
Executive Vice President and Chief Financial Officer

Date: November 13, 2017